News Release

Tutor Perini Reports Fourth Quarter and Full Year 2019 Results

•	Civil segment revenue up 12% Y/Y in 2019
•	Backlog up 21% Y/Y to $11.2 billion, driven by strong double-digit growth across all segments
•	Strong operating cash generation of $136.5 million in 2019 ($248.0 million generated in second half of 2019)

LOS ANGELES – (BUSINESS WIRE) – February 26, 2020 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the fourth quarter and year ended December 31, 2019. As previously disclosed in the Company’s earnings release for the second quarter of 2019, the Company’s results for 2019 were impacted by a pre-tax, non-cash goodwill impairment charge of $379.9 million.

Revenue for the fourth quarter and full year of 2019 was $1.2 billion and $4.5 billion, respectively, both of which are comparable to revenue for the same periods last year. Revenue for both periods of 2019 was favorably impacted by higher volume on certain Civil segment projects but was mostly offset by a $123.9 million revenue impact associated with the SR 99 charge addressed below. Despite the SR 99 revenue reduction, Civil segment revenue increased 12% in 2019.

As previously disclosed in a Current Report on Form 8-K filed on December 20, 2019, the Company recognized in the fourth quarter of 2019 an after-tax charge of $119.4 million (an impact of $2.38 per diluted share) as a result of an adverse jury verdict in the case related to construction of the Alaskan Way Viaduct Replacement Project (“SR 99”) by a joint venture for which the Company holds a 45% share as a minority partner. Including the impact of this charge, net loss attributable to the Company for the fourth quarter of 2019 was $86.1 million, or a $1.71 loss per diluted share (“LPS”), compared to net income attributable to the Company of $49.4 million, or $0.98 of earnings per diluted share (“EPS”), for the fourth quarter of 2018. For 2019, including the after-tax goodwill impairment charge of $330.5 million (an impact of $6.58 per diluted share), net loss attributable to the Company was $387.7 million, or a $7.72 LPS, compared to net income attributable to the Company of $83.4 million, or $1.66 of EPS, for 2018. For 2019, adjusted net loss attributable to the Company and adjusted LPS, which are non-GAAP financial measures and exclude the impact of the impairment charge (but include the impact of the SR 99 charge), were $57.2 million and $1.14, respectively. Non-GAAP financial measures are reconciled to the most nearly comparable GAAP financial measures in the financial tables below. Aside from the impact of the charges mentioned above, the decrease in EPS for 2019 was principally due to net unfavorable adjustments on certain projects in the Specialty Contractors segment (none of which were individually material), which impacted gross profit for 2019 by $41.5 million, mostly offset by a gain of $37.8 million resulting from the Company increasing its ownership interest in a Civil segment joint venture.

The Company generated $25.2 million and $136.5 million of operating cash for the fourth quarter and full year of 2019, respectively, compared to $56.2 million and $21.4 million for the same periods last year. Cash generation was particularly strong in the second half of 2019, driven mostly by improved working capital management,  as well as collections associated with certain dispute resolutions, during that period. The Company anticipates that substantial cash collections pertaining to additional expected dispute resolutions over the coming year, combined with significant project cash flows from large projects that are ramping up, will contribute to continued strong operating cash flow.

Backlog was at a near-record level of $11.2 billion as of December 31, 2019, an increase of 21% compared to $9.3 billion as of December 31, 2018. New awards and adjustments to contracts in process totaled $1.5 billion in the fourth quarter of 2019. Significant new awards and contract adjustments in the fourth quarter included the $432 million Division 20 Portal Widening and Turnback Facility in California; more than $375 million for various electrical and mechanical projects; the $263 million Miami-Dade County Courthouse in Florida; the $79 million APEX technology and life science building and $79 million Cal State East Bay Library, both in California; and the $50 million 10th Avenue Historic Bridge Rehabilitation project in Minnesota. Backlog is expected to continue to grow in 2020, driven by strong customer demand reflected in a significantly large volume of identified new project opportunities for which the Company expects to compete.

Outlook and Guidance

“Though I am not happy with the charges we were required to take in 2019, particularly with the unfavorable SR 99 jury verdict and the underperformance of our Specialty Contractors group, I am encouraged by our strong operating cash generation and backlog growth for the year,” said Ronald Tutor, Chairman and Chief Executive Officer. “Our focus in 2020 will be on delivering revenue and earnings growth from our near-record backlog and improving our operating performance in the Specialty Contractors group. We will also pursue various new high-margin project opportunities and continue to make progress in resolving and collecting our unbilled receivables.”

The Company anticipates strong revenue growth across all segments in 2020 and substantially improved operating margin in the Specialty Contractors segment. For 2020, the Company is establishing its initial EPS guidance at a range of $1.80 to $2.10. As in previous years, earnings in 2020 are expected to be weighted more heavily in the second half of the year due to the anticipated timing of large project activities, as well as typical business seasonality.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations, and they are among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results, including underlying trends.

These non-GAAP financial measures, which exclude the non-cash goodwill impairment charge (as well as the tax benefit associated with this charge), include adjusted net income (loss) attributable to Tutor Perini Corporation and adjusted diluted earnings (loss) per common share. These non-GAAP financial measures are not intended to replace the presentation of our financial results in accordance with GAAP, and they may not be comparable to other similarly titled non-GAAP financial measures presented by other companies. Reconciliations of these non-GAAP financial measures to the most nearly comparable GAAP financial measures are presented below. For the year ended December 31, 2018, there are no non-GAAP financial measures presented or included in the reconciliation tables below because the non-GAAP financial measures, as defined by the Company, do not differ from GAAP results in those periods, as the only adjustment occurred in 2019.

Reconciliation of Non-GAAP Financial Measures

	Year Ended December 31,
(in millions, except per common share amounts)	2019	2018
Net income (loss) attributable to Tutor Perini Corporation, as reported	$(387.7)	$83.4
Plus: Goodwill impairment charge	379.9	—
Less: Tax benefit provided on goodwill impairment charge	(49.4)	—
Adjusted net income (loss) attributable to Tutor Perini Corporation	$(57.2)	$83.4

Diluted earnings (loss) per common share, as reported	$(7.72)	$1.66
Plus: Goodwill impairment charge	7.56	—
Less: Tax benefit provided on goodwill impairment charge	(0.98)	—
Adjusted diluted earnings (loss) per common share	$(1.14)	$1.66

Fourth Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, February 26, 2020, to discuss the fourth quarter and full year 2019 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against clients (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims or adversely affecting our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; a significant slowdown or decline in economic conditions; failure to meet our obligations under our debt agreements; the impact of inclement weather conditions on projects; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses; client cancellations of, or reductions in scope under, contracts reported in our backlog; decreases in the level of government spending for infrastructure and other public projects; increased competition and failure to secure new contracts; impairment of our goodwill or other indefinite-lived intangible assets; possible systems and information technology interruptions, including due to cyberattack, systems failures or other similar events; failure to comply with laws and regulations related to government contracts; the potential dilutive impact of our Convertible Notes in our diluted EPS calculation; economic, political and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; adverse health events, such as an epidemic or pandemic, could adversely affect our business; downgrades in our credit ratings could have a material adverse effect on our business and financial condition; uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; conversion of our outstanding Convertible Notes that could dilute ownership interests of existing stockholders and could adversely affect the market price of our common stock; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 26, 2020 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Consolidated Statements of Operations

	Quarter Ended		Year Ended
	December 31,		December 31,
(in thousands, except per common share amounts)	2019	2018	2019	2018
REVENUE	$1,177,725	$1,183,284	$4,450,832	$4,454,662
COST OF OPERATIONS	(1,240,429)	(1,025,663)	(4,209,060)	(4,000,209)
GROSS PROFIT (LOSS)	(62,704)	157,621	241,772	454,453
General and administrative expenses	(31,442)	(66,941)	(226,916)	(262,577)
Goodwill impairment	—	—	(379,863)	—
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	(94,146)	90,680	(365,007)	191,876
Other income, net	3,671	517	6,667	4,256
Interest expense	(16,242)	(16,045)	(67,494)	(63,519)
INCOME (LOSS) BEFORE INCOME TAXES	(106,717)	75,152	(425,834)	132,613
Income tax benefit (expense)	30,488	(19,761)	65,609	(34,832)
NET INCOME (LOSS)	(76,229)	55,391	(360,225)	97,781
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	9,888	5,986	27,465	14,345
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(86,117)	$49,405	$(387,690)	$83,436
BASIC EARNINGS (LOSS) PER COMMON SHARE	$(1.71)	$0.99	$(7.72)	$1.67
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(1.71)	$0.98	$(7.72)	$1.66
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,279	50,026	50,220	49,952
DILUTED	50,279	50,571	50,220	50,301

Tutor Perini Corporation
Segment Information

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Quarter ended December 31, 2019
Total revenue	$537,474	$473,710	$265,459	$1,276,643	$—		$1,276,643
Elimination of intersegment revenue	(89,820)	(8,800)	(298)	(98,918)	—		98,918
Revenue from external customers	$447,654	$464,910	$265,161	$1,177,725	$—		$1,177,725
Income (loss) from construction operations(a)	$(78,805)	$16,752	$(12,601)	$(74,654)	$(19,492)	(b)	$(94,146)
Capital expenditures	$21,208	$169	$130	$21,507	$12		$21,519
Depreciation and amortization(c)	$16,297	$439	$993	$17,729	$2,774		$20,503

Quarter ended December 31, 2018
Total revenue	$543,637	$471,006	$225,279	$1,239,922	$—		$1,239,922
Elimination of intersegment revenue	(54,619)	(2,019)	—	(56,638)	—		(56,638)
Revenue from external customers	$489,018	$468,987	$225,279	$1,183,284	$—		$1,183,284
Income (loss) from construction operations	$74,696	$16,125	$17,180	$108,001	$(17,321)	(b)	$90,680
Capital expenditures	$11,954	$508	$73	$12,535	$123		$12,658
Depreciation and amortization(c)	$9,329	$498	$1,059	$10,886	$2,800		$13,686
(a)

During the three months ended December 31, 2019, the Company recorded a charge of $166.8 million in income (loss) from construction operations (an after-tax impact of $119.4 million, or $2.38 per diluted share), which principally impacted the Civil segment, as a result of the adverse jury verdict on the Alaskan Way Viaduct Matter. In addition, the Company recognized a one-time gain of $37.8 million (an after-tax impact of $27.1 million, or $0.54 per diluted share) in Civil segment general and administrative expenses related to a remeasurement of its investment in a joint venture.

(b)	Consists primarily of corporate general and administrative expenses.
(c)	Depreciation and amortization is included in income (loss) from construction operations.

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Year ended December 31, 2019
Total revenue	$2,054,097	$1,764,753	$929,738	$4,748,588	$—		$4,748,588
Elimination of intersegment revenue	(274,745)	(22,713)	(298)	(297,756)	—		(297,756)
Revenue from external customers	$1,779,352	$1,742,040	$929,440	$4,450,832	$—		$4,450,832
Income (loss) from construction operations(a)	$(150,837)	$23,655	$(172,637)	$(299,819)	$(65,188)	(b)	$(365,007)
Capital expenditures	$82,156	$518	$688	$83,362	$834		$84,196
Depreciation and amortization(c)	$47,905	$1,934	$4,136	$53,975	$11,069		$65,044

Year ended December 31, 2018
Total revenue	$1,810,232	$1,866,902	$1,006,870	$4,684,004	$—		$4,684,004
Elimination of intersegment revenue	(224,139)	(5,203)	—	(229,342)	—		(229,342)
Revenue from external customers	$1,586,093	$1,861,699	$1,006,870	$4,454,662	$—		$4,454,662
Income (loss) from construction operations(d)	$168,256	$43,939	$43,430	$255,625	$(63,749)	(b)	$191,876
Capital expenditures	$73,866	$1,655	$777	$76,298	$771		$77,069
Depreciation and amortization(c)	$29,685	$1,956	$4,358	$35,999	$11,268		$47,267
(a)

During the year ended December 31, 2019, the Company recorded a non-cash goodwill impairment charge of $379.9 million in income (loss) from construction operations (an after-tax impact of $330.5 million, or $6.58 per diluted share) resulting from an interim impairment test the Company performed as of June 1, 2019. In addition, during the year ended December 31, 2019 the Company recorded a charge of $166.8 million in income (loss) from construction operations (an after-tax impact of $119.4 million, or $2.38 per diluted share), which principally impacted the Civil segment, as a result of the adverse jury verdict on the Alaskan Way Viaduct Matter. Lastly, the Company recognized a one-time gain of $37.8 million (an after-tax impact of $27.1 million, or $0.54 per diluted share) in Civil segment general and administrative expenses related to a remeasurement of its investment in a joint venture.

(b)	Consists primarily of corporate general and administrative expenses.
(c)	Depreciation and amortization is included in income (loss) from construction operations.
(d)

During the year ended December 31, 2018, the Company recorded a charge of $17.8 million in income (loss) from construction operations (an after-tax impact of $12.8 million, or $0.25 per diluted share), which was primarily non-cash, as a result of the unexpected adverse outcome of an arbitration decision related to a subcontract back charge dispute on a Civil segment project in New York that was completed in 2013.

Tutor Perini Corporation
Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share amounts)	2019	2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($103,850 and $43,131 related to variable interest entities ("VIEs"))	$193,685	$116,075
Restricted cash	8,416	3,788
Restricted investments	70,974	58,142
Accounts receivable ($91,090 and $62,482 related to VIEs)	1,354,519	1,261,072
Retainage receivable ($89,132 and $36,724 related to VIEs)	562,375	478,744
Costs and estimated earnings in excess of billings ($22,764 and $0 related to VIEs)	1,123,544	1,142,295
Other current assets ($58,128 and $30,185 related to VIEs)	197,473	115,527
Total current assets	3,510,986	3,175,643
PROPERTY AND EQUIPMENT:
Land	39,047	41,599
Building and improvements	115,041	125,193
Construction equipment	560,547	486,034
Other equipment	183,197	181,578
	897,832	834,404
Less accumulated depreciation	(388,147)	(343,735)
Total property and equipment, net ($49,919 and $51,508 related to VIEs)	509,685	490,669
GOODWILL	205,143	585,006
INTANGIBLE ASSETS, NET	155,270	85,911
OTHER ASSETS	104,693	50,523
TOTAL ASSETS	$4,485,777	$4,387,752

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$124,054	$16,767
Accounts payable ($93,848 and $18,070 related to VIEs)	682,699	621,728
Retainage payable ($13,967 and $0 related to VIEs)	252,181	211,956
Billings in excess of costs and estimated earnings ($422,847 and $263,764 related to VIEs)	844,389	573,190
Accrued expenses and other current liabilities ($25,402 and $34,828 related to VIEs)	206,533	174,325
Total current liabilities	2,109,856	1,597,966
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $23,343 and $34,998	710,422	744,737
DEFERRED TAX LIABILITIES	35,686	105,521
OTHER LONG-TERM LIABILITIES	199,288	151,639
TOTAL LIABILITIES	3,055,252	2,599,863
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock – authorized 75,000,000 shares ($1 par value), issued and outstanding 50,278,816 and 50,025,996 shares	50,279	50,026
Additional paid-in capital	1,117,972	1,102,919
Retained earnings	313,991	701,681
Accumulated other comprehensive loss	(42,100)	(45,449)
Total stockholders' equity	1,440,142	1,809,177
Noncontrolling interests	(9,617)	(21,288)
TOTAL EQUITY	1,430,525	1,787,889
TOTAL LIABILITIES AND EQUITY	$4,485,777	$4,387,752

Tutor Perini Corporation
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$(360,225)	$97,781
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	379,863	—
Depreciation	58,818	43,724
Amortization of intangible assets	6,226	3,543
Share-based compensation expense	19,143	22,782
Change in debt discount and deferred debt issuance costs	13,207	12,072
Deferred income taxes	(71,609)	(449)
Gain on remeasurement of investment in joint venture	(37,792)	—
(Gain) loss on sale of property and equipment	(4,688)	402
Changes in other components of working capital, net of balances acquired	131,257	(156,844)
Other long-term liabilities	1,863	(2,007)
Other, net	467	398
NET CASH PROVIDED BY OPERATING ACTIVITIES	136,530	21,402

Cash Flows from Investing Activities:
Business acquisition, cash balance acquired net of cash paid	6,607	—
Acquisition of property and equipment	(84,196)	(77,069)
Proceeds from sale of property and equipment	12,581	6,387
Investments in securities	(35,167)	(20,848)
Proceeds from maturities and sales of investments in securities	24,120	21,322
NET CASH USED IN INVESTING ACTIVITIES	(76,055)	(70,208)

Cash Flows from Financing Activities:
Proceeds from debt	931,594	1,753,160
Repayment of debt	(870,277)	(1,738,314)
Business acquisition related payment	—	(15,951)
Cash payments related to share-based compensation	(2,363)	(2,671)
Distributions paid to noncontrolling interests	(46,500)	(29,000)
Contributions from noncontrolling interests	9,813	3,797
Debt issuance and extinguishment costs	(504)	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	21,763	(28,979)

Net increase (decrease) in cash, cash equivalents and restricted cash	82,238	(77,785)
Cash, cash equivalents and restricted cash at beginning of year	119,863	197,648
Cash, cash equivalents and restricted cash at end of year	$202,101	$119,863

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Quarter Ended	Quarter Ended	Backlog at
(in millions)	September 30, 2019	December 31, 2019(a)	December 31, 2019	December 31, 2019
Civil	$5,949.6	$535.2	$(447.6)	$6,037.2
Building	2,652.4	602.8	(464.9)	2,790.3
Specialty Contractors	2,273.9	384.9	(265.2)	2,393.6
Total	$10,875.9	$1,522.9	$(1,177.7)	$11,221.1

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Year Ended	Year Ended	Backlog at
(in millions)	December 31, 2018	December 31, 2019(a)	December 31, 2019	December 31, 2019
Civil	$5,141.9	$2,674.7	$(1,779.4)	$6,037.2
Building	2,333.1	2,199.2	(1,742.0)	2,790.3
Specialty Contractors	1,821.7	1,501.3	(929.4)	2,393.6
Total	$9,296.7	$6,375.2	$(4,450.8)	$11,221.1
(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.